SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 12, 2004

(Date of earliest event reported)

Certified Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31527	88-0444079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (954) 677-0202

ITEM 6.    Resignation of Registrant's Directors.

           Effective January 12, 2003, O. Raymond MacCartha resigned as a Member of the Registrant’s Board of Directors. Also on that date, pursuant to a Written Consent to Action by the Board of Directors and in accordance with section 78.130, of the Nevada Revised Statutes, Eugene M. Weiss was elected to replace Mr. MacCartha. Mr. Weiss was elected to serve until the next annual meeting of the Registrant’s stockholders or until his successor is duly elected.

Item 7(c) Exhibits.

            None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Dated:  January 22, 2004

CERTIFIED SERVICES, INC.
By:	/s/ Danny L. Pixler

Danny L. Pixler Chief Executive Officer